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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-203036), pertaining to the Amended and Restated 2009 Stock Incentive Plan of SteadyMed Ltd., and the Registration Statement on Form S-3 (Nos. 333-213494 and 333-214707) of SteadyMed Ltd. of our report dated March 29, 2017 with respect to the consolidated financial statements of SteadyMed Ltd. and its subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 29, 2017	A Member of Ernst & Young Global

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm